 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

Prosper Funding LLC	Prosper Marketplace, Inc.

(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

45-4526070	73-1733867
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Delaware
(State or other jurisdiction of incorporation or organization)

6199
(Primary Standard Industrial Classification Code Number)

101 Second Street, 15th Floor
San Francisco, CA  94105
(415) 593-5400
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2014, the board of directors of each of Prosper Marketplace, Inc. (“PMI”) and Prosper Funding LLC (“Prosper Funding”) approved new appointments to the management teams of PMI and Prosper Funding, respectively.  These appointments became effective on March 10, 2014.

On March 10, 2014, the boards of PMI and Prosper Funding, respectively, appointed Aaron Vermut, who previously served as President of PMI and Prosper Funding, to the position of Chief Executive Officer of PMI and Prosper Funding. Mr. Vermut, age 41, is also one of Prosper Funding’s directors. Prior to joining PMI in April 2013, Mr. Vermut served as Managing Director, Head of Prime Services at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC). Mr. Vermut founded and served as Managing Partner and a director of Merlin Securities, LLC until it was acquired by Wells Fargo Securities in 2012. Mr. Vermut served as Principal of New Enterprise Associates from July 2000 to October 2003. Prior to that, Mr. Vermut served as Senior Consultant of Cambridge Technology Partners from 1995 to 1998. Mr. Vermut has an M.B.A. in Finance from The Wharton School, University of Pennsylvania and a B.A. in History and German Literature from Washington University in St. Louis. There were no changes to the compensation arrangements between PMI or Prosper Funding and Mr. Vermut in connection with the appointment.

In connection with Aaron Vermut’s appointment as Chief Executive Officer of PMI and Prosper Funding, Stephen P. Vermut, who previously served as Chief Executive Officer of PMI and Prosper Funding, has been appointed by the boards of PMI and Prosper Funding, respectively, to the role of Executive Chairman of PMI and Prosper Funding. Mr. Vermut, age 67, is also one of PMI and Prosper Funding’s directors. Prior to joining PMI in January 2013, Mr. Vermut served as Managing Director, Head of Prime Services at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC). Mr. Vermut founded and served as Chairman of the Board, Chief Executive Officer and Managing Partner of Merlin Securities, LLC until it was acquired by Wells Fargo Securities in 2012. Mr. Vermut served as President and Chief Executive Officer of Montgomery/Bank of America Prime Brokerage from 1995 to 2003. Prior to that, Mr. Vermut was a Partner of Furman Selz in New York and Managing Director of the Prime Brokerage Division of Furman Selz. Mr. Vermut has over 35 years of Wall Street experience, which includes 11 years in institutional sales at L.F. Rothschild & Co. Mr. Vermut received a B.S. in Business Administration from Babson College.. There were no changes to the compensation arrangements between PMI or Prosper Funding and Mr. Vermut in connection with the appointment.

In connection with the foregoing appointments, the boards of PMI and Prosper Funding, respectively, also appointed Ronald Suber to the role of President of PMI and Prosper Funding.  Ronald Suber, age 49, is also one of Prosper Funding’s directors. Mr. Suber served as PMI’s Head of Global Institutional Sales and Prosper Funding’s Vice President prior to his appointment as President. Prior to joining PMI in January 2013, Mr. Suber served as Managing Director at Wells Fargo Prime Services, LLC (formerly Merlin Securities, LLC). Mr. Suber served as Head of Global Sales and Marketing, Senior Partner and Director of Merlin Securities, LLC from April 2008 until it was acquired by Wells Fargo Securities in 2012. Mr. Suber served as President of Spectrum Global Fund Administration from July 2006 to April 2008. Mr. Suber was with Bear Stearns from July 1992 to June 2006, where he most recently served as Senior Managing Director. Prior to that, Mr. Suber was Correspondent Clearing Sales at Pershing from June 1986 to June 1991. Mr. Suber received a B.A. in Economics from University of California, Berkeley.  There were no changes to the compensation arrangements between PMI or Prosper Funding and Mr. Suber in connection with the appointment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Prosper Marketplace, Inc.

Date: March 14, 2014	By	/s/ Sachin Adarkar
Sachin Adarkar
General Counsel & Secretary

Prosper Funding LLC

Date: March 14, 2014	By	/s/ Sachin Adarkar
Sachin Adarkar
Secretary